Exhibit 99.1

Seritage Growth Properties Reports Third Quarter 2018 Operating Results

– 7.0 million SF of new leasing at 4x prior rents, including 933,000 SF in the third quarter –

– Diversified, non-Sears tenants represent approximately 70% of signed lease income –

– $2.0 billion term loan facility provides nearly $1.0 billion of cash on hand and committed capital –

New York, NY – November 1, 2018 – Seritage Growth Properties (NYSE: SRG) (the “Company”), a national owner of 237 retail properties totaling approximately 37.5 million square feet of gross leasable area (“GLA”), today reported financial and operating results for the three and nine months ended September 30, 2018.

Summary of Financial Results

For the three months ended September 30, 2018:

•	Net loss attributable to common shareholders of $23.4 million, or $0.66 per diluted share
•	Total Net Operating Income (“Total NOI”) of $35.7 million
•	Funds from Operations (“FFO”) of ($0.4) million, or ($0.01) per diluted share
•	Company FFO of ($0.8) million, or ($0.01) per diluted share

For the nine months ended September 30, 2018:

•	Net loss attributable to common shareholders of $22.3 million, or $0.63 per diluted share
•	Total NOI of $109.1 million
•	FFO of $17.1 million, or $0.31 per diluted share
•	Company FFO of $20.2 million, or $0.36 per diluted share

“Our strong execution this quarter demonstrates the power of our platform to substantially increase rents upon re-leasing and deploy significant capital at industry leading returns. Since inception, we have now leased 7 million square feet at 4 times the prior rents paid by Sears Holdings, and have completed or commenced 79 projects, with total capital of $1.4 billion at targeted unlevered returns of approximately 11 percent on an incremental basis,” said Benjamin Schall, President and Chief Executive Officer. “We have a diversified roster of growing tenants, now with 70 percent of our income, on a signed lease basis, coming from non-Sears tenants after our highest quarterly leasing volume to date, with over 930,000 square feet leased in the third quarter. We closed a $2 billion term loan this quarter and now stand with access to $1 billion of cash on hand and committed capital.  We feel well positioned to drive substantial future growth from our next pipeline of projects, which include many of our larger scale and mixed-use development opportunities, where we expect to meaningfully densify sites by integrating retail with multi-family, office and hotels. Our go-forward strategy remains consistent – to unlock substantial value through the investment of capital and the intensive leasing and redevelopment of our national portfolio of well-located buildings and land.”

Operating Highlights

During the quarter ended September 30, 2018, including the Company’s proportional share of its unconsolidated joint ventures:

•

Signed new leases totaling 933,000 square feet, including new retail leases totaling 546,000 square feet at an average rent of $13.71 PSF.  Since the Company’s inception in July 2015, new retail leasing activity has totaled nearly 6.5 million square feet at an average rent of $17.29 PSF.

•

Achieved releasing multiples of 3.8x for space currently or formerly occupied by Sears Holdings Corporation (“Sears Holdings” or “Sears”), with new retail rents averaging $13.26 PSF compared to $3.46 PSF paid by Sears Holdings.  Since inception, releasing multiples have averaged 4.1x, with new retail rents at $17.38 PSF compared to $4.27 PSF paid by Sears Holdings.

•

Increased annual base rent from diversified, non-Sears tenants to 60.1% of total annual base rent from 45.4% in the prior year period, including all signed leases and net of rent attributable to associated space to be recaptured.  Diversified, non-Sears rental income has increased by over 210% since inception to $136.6 million, including all signed leases.

‒

Including the effect of all previously exercised recapture and termination activity and properties under contract for sale, annual base rent from diversified, non-Sears tenants accounted for approximately 69% of total annual base rent as of September 30, 2018, including all signed leases.

During the quarter ended September 30, 2018:

•

Announced six new redevelopment projects and expanded three previously announced projects representing an aggregate incremental investment of $101.6 million.  Total redevelopment program to date includes 94 projects completed or commenced representing over $1.4 billion of estimated capital investment.

•	Received governmental approvals in Redmond, WA for one million square feet of residential, office, retail and hotel development.
•	Received governmental approvals in Dallas, TX for two million square feet of residential, office, retail and hotel development.
•	Identified 40 existing properties that are located in qualified opportunity zones (QOZs) as defined in the 2017 Tax Act.
•

Sold eleven properties in three transactions that generated gross proceeds of $42.2 million.  The properties were generally located in smaller markets and five of the properties were vacant at the time of sale.

•

Entered into a new $2.0 billion term loan facility with Berkshire Hathaway Life Insurance Company.  The term loan facility, which matures on July 31, 2023, provided for an initial funding of $1.6 billion at closing and includes a committed $400 million incremental funding facility.

Sears Holdings Bankruptcy Filing

On October 15, 2018, Sears Holdings and certain of its affiliates filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).    Bankruptcy proceedings are subject to uncertainty and there can be no assurance how the Bankruptcy Court’s or other parties’ actions or decisions may affect Sears Holdings.  There can be no assurance as to whether or when Sears Holdings will successfully reorganize and emerge from bankruptcy proceedings or how the Master Lease will be impacted by the bankruptcy proceedings. Any of various outcomes may occur, any of which could have a material and adverse impact on our business, results of operations and financial condition.  Seritage is monitoring, and will continue to monitor, Sears Holdings’ bankruptcy proceedings and the impact on its business.  For more information regarding the same, refer to the risk factors relating to Sears Holdings in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”).

For additional information from the Company regarding the Sears Holding bankruptcy filing, please see the press release and letter from our CEO filed on Form 8-K with the SEC on October 15, 2018 and available in the Investors section of the Company’s website, www.seritage.com.

Financial Results

Net Income / Net Loss

For the three months ended September 30, 2018, net loss attributable to Class A and Class C shareholders was $23.4 million, or $0.66 per diluted share, as compared to net income of $10.5 million, or $0.31 per diluted share, for the prior year period.  For the nine months ended September 30, 2018, net loss attributable to Class A and Class C shareholders was $22.3 million, or $0.63 per diluted share, as compared to a net loss of $30.5 million, or $0.91 per diluted share, for the prior year period.

Total NOI

For the three months ended September 30, 2018, Total NOI, which includes the Company’s proportional share of NOI from properties owned through investments in its unconsolidated joint ventures, was $35.7 million as compared to $43.6 million for the prior year period.  For the nine months ended September 30, 2018, Total NOI was $109.1 million as compared to $135.2 million for the prior year period.

The decrease in Total NOI in both periods was driven primarily by reduced rental income under the master lease with Sears Holdings as a result of recapture and termination activity at our wholly-owned properties.  In addition, the Company sold its interests in five unconsolidated joint venture properties during the fourth quarter of 2017 and, to date in 2018, has sold 16 wholly-owned properties and 50% interests in three wholly-owned properties, which contributed to the decrease in Total NOI.

Since inception, nearly 20.0 million square feet of leased space, representing approximately $80.0 million of annual base rent, has been, or will be, taken offline through recapture and termination activity.  To date, the Company has signed new leases with diversified, non-Sears tenants for an aggregate annual base rent of $115.3 million across 7.0 million square feet of space.  The majority of our newly signed leases are categorized as “signed but not opened” (“SNO”) leases and are expected to begin paying rent throughout the next 24 months.

FFO and Company FFO

For the three months ended September 30, 2018, FFO, as calculated in accordance with NAREIT, was ($0.4) million, or ($0.01) per diluted share, as compared to $25.8 million, or $0.46 per diluted share, for the prior year period.  For the nine months ended September 30, 2018, FFO was $17.1 million, or $0.31 per diluted share, as compared to $80.6 million, or $1.45 per diluted share, for the prior year period.

The decrease in FFO in both periods was driven by the same factors driving the decrease in Total NOI, as well higher interest expense (including the write-off of deferred financing costs associated with debt repaid in the third quarter of 2018), higher G&A expenses driven by the outperformance of targets related to performance-based restricted stock, lower termination fee income and dividends related to the $70 million preferred equity raise that was completed in the fourth quarter of 2017.

For the three months ended, September 30, 2018, Company FFO was ($0.8) million, or ($0.01) per diluted share, as compared to $17.6 million, or $0.32 per diluted share, for the prior year period.  For the nine months ended September 30, 2018, Company FFO was $20.2 million, or $0.36 per diluted share, as compared to $70.3 million, or $1.26 per diluted share, for the prior year period.

The decreases in Company FFO in both periods were driven by the same factors driving the decrease in Total NOI, as well higher interest expense, higher G&A expenses driven by the outperformance of targets related to performance-based restricted stock and dividends related to the $70 million preferred equity raise that was completed in the fourth quarter of 2017.

Portfolio Summary

As of September 30, 2018, the Company’s portfolio included interests in 237 retail properties totaling approximately 37.5 million square feet of gross leasable area, including 211 wholly-owned properties and 26 properties owned through investments in unconsolidated joint ventures.  The Company’s portfolio includes 119 properties attached to regional malls and 118 shopping center or freestanding properties.

The portfolio was 81.0% leased, including unconsolidated joint ventures at the Company’s proportional share, and included 65 properties leased only to diversified, non-Sears tenants, 77 properties leased to Sears Holdings and one or more diversified, non-Sears tenants, and 74 properties leased only to Sears Holdings; 21 properties in the portfolio were vacant as of September 30, 2018.  Of the properties leased to Sears Holdings, 115 operated under the Sears brand and 36 operated under the Kmart brand.

The unleased space as of September 30, 2018 included approximately 1.9 million SF of remaining lease-up at announced redevelopment projects, and approximately 4.8 million SF of additional leasing opportunity at properties throughout the Company’s portfolio.

As of September 30, 2018, there were 46 properties subject to previously exercised recapture or termination notices, and four properties under contract for sale, for which Sears was still making rental payments.  Taking into account this recapture, termination and transaction activity, we leased space at 82 wholly-owned properties and 19 JV properties to Sears Holdings as of September 30, 2018.

Leasing Update

During the quarter ended September 30, 2018, the Company signed new leases totaling 933,000 square feet, including new retail leases totaling 546,000 square feet at an average rent of $13.71 PSF.  On a same-space basis, new retail rents averaged 3.8x prior rents for space currently or formerly occupied by Sears Holdings, increasing to $13.26 PSF for new tenants compared to $3.46 PSF paid by Sears Holdings across 529,000 square feet.

The table below provides a summary of the Company’s leasing activity since inception, including unconsolidated joint ventures presented at the Company’s proportional share:

(in thousands except number of leases and PSF data)

	Total				Release of Sears Holdings Space
		Leased	Annual	Annual		Leased	Annual	Annual	Releasing
Period	Leases	GLA	Rent	Rent PSF	Leases	GLA	Rent	Rent PSF	Multiple
2015	9	154	$4,650	$30.28	6	130	$3,820	$29.41	4.4	x
2016	65	2,070	36,600	17.68	59	1,882	33,610	17.86	4.5	x
2017	94	2,606	44,717	17.16	86	2,476	43,299	17.49	4.0	x
Q1 2018	20	391	7,915	20.24	19	389	7,891	20.29	4.1	x
Q2 2018	42	714	10,709	15.00	42	714	10,709	15.00	3.7	x
Q3 2018	22	546	7,487	13.71	18	529	7,012	13.26	3.8	x
Total Retail	252	6,481	$112,078	$17.29	230	6,120	$106,341	$17.38	4.1	x
Other (1)	4	526	3,256
Total	256	7,007	$115,334

(1)	Includes self storage, auto dealership and medical office leases.

During the quarter ended September 30, 2018, the Company added $9.4 million of new diversified, non-Sears income and increased annual base rent attributable to diversified, non-Sears tenants to 60.1% of total annual base rent from 45.4% as of September 30, 2017, including all signed leases and net of rent attributable to the associated space to be recaptured.

The table below provides a summary of all the Company’s signed leases as of September 30, 2018, including unconsolidated joint ventures presented at the Company’s proportional share:

(in thousands except number of leases and PSF data)
	Number of	Leased	% of Total	Annual	% of Total	Annual
Tenant	Leases	GLA	Leased GLA	Rent	Annual Rent	Rent PSF
Sears Holdings (1)	151	19,217	67.6%	$90,805	39.9%	$4.73
In-place diversified, non-Sears leases	240	4,663	16.4%	61,557	27.1%	13.20
SNO diversified, non-Sears leases	156	4,549	16.0%	75,010	33.0%	16.49
Sub-total diversified, non-Sears leases	396	9,212	32.4%	136,567	60.1%	14.82
Total	547	28,429	100.0%	$227,372	100.0%	$8.00

(1)	Leases reflects number of properties subject to the Master Lease and JV Master Leases.

As of September 30, 2018, there were 46 properties subject to previously exercised recapture or termination notices, and four properties under contract for sale, for which Sears was still making rental payments.  Taking into account this recapture, termination and transaction activity, annual base rent from diversified, non-Sears tenants accounted for approximately 69% of total annual base rent as of September 30, 2018, including all signed leases.

Development Update

Wholly-Owned Properties

During the quarter ended September 30, 2018, the Company commenced six new redevelopment projects representing an estimated total investment of $55.9 million and expanded three previously announced project representing an estimated incremental and total investment of $45.7 million and $65.2 million, respectively.

The table below summarizes project commencements in the Company’s wholly-owned portfolio since inception:

(in thousands)			Estimated	Estimated
	Number	Project	Development	Project
Quarter	of Projects	Square Feet	Costs (1)	Costs (1)
Acquired (2)	15		$63,600	$63,600
2015 (3)	5	549	78,100	90,800
2016 (3)	28	3,055	372,700	389,900
2017 (3)	30	3,517	650,000	693,600
Q1 2018	5	822	96,900	99,300
Q2 2018	5	547	53,400	53,400
Q3 2018	6	636	55,900	56,700
Total	94	9,126	$1,370,600	$1,447,300

(1)	Total estimated development costs exclude, and total estimated project costs include, termination fees to recapture 100% of certain properties.
(2)	Projects were in various stages of development when acquired by the Company in July 2015.
(3)	Includes subsequent expansions to previously announced projects.

As of September 30, 2018, the Company had originated 79 wholly-owned projects since the Company’s inception.  These projects represent an estimated total investment of $1,384 million ($1,281 million at share), of which an estimated $940 million ($880 million at share) remains to be spent, and are expected to generate an incremental yield on cost of approximately 11.0%.

The table below provides additional information regarding the Company’s wholly-owned development activity from inception through September 30, 2018:

(in thousands)
			Estimated	Estimated				Estimated
	Number	Project	Development	Project	Projected Annual Income (2)			Incremental
Estimated Project Costs (1)	of Projects	Square Feet	Costs (1)	Costs (1)	Total	Existing	Incremental	Yield (3)
< $10,000	27	1,967	$124,700	$124,700	$21,500	$4,700	$16,800
$10,001 - $20,000 (4)	31	3,603	419,000	438,900	61,000	15,300	45,700
> $20,001	21	3,556	763,300	820,100	110,500	22,700	87,800
Announced projects	79	9,126	$1,307,000	$1,383,700	$193,000	$42,700	$150,300	10.5-11.5%
Acquired projects	15		63,600	63,600
Total projects	94		$1,370,600	$1,447,300

(1)	Total estimated development costs exclude, and total estimated project costs include, termination fees to recapture 100% of certain properties.
(2)	Projected annual income includes assumptions on stabilized rents to be achieved for space under redevelopment. There can be no assurance that stabilized rent targets will be achieved.
(3)	Projected incremental annual income divided by total estimated project costs.
(4)	Includes Saugus, MA project which has been temporarily postponed while the Company identifies a new lead tenant.

The tables below provide brief descriptions of each of the redevelopment projects originated on the Company’s platform since its inception:

Total Project Costs under $10 Million
		Total	Estimated	Estimated
		Project	Construction	Substantial
Property	Description	Square Feet	Start	Completion
King of Prussia, PA	Repurpose former auto center space for Outback Steakhouse, Yard House and small shop retail	29,100	Complete
Merrillville, IN	Termination property; redevelop existing store for At Home and small shop retail	132,000	Complete
Elkhart, IN	Termination property; existing store has been released to Big R Stores	86,500	Complete
Bowie, MD	Recapture and repurpose auto center space for BJ's Brewhouse	8,200	Complete
Troy, MI	Partial recapture; redevelop existing store for At Home	100,000	Complete
Rehoboth Beach, DE	Partial recapture; redevelop existing store for andThat! and PetSmart	56,700	Complete
Henderson, NV	Termination property; redevelop existing store for At Home, Seafood City, Blink Fitness and additional retail	144,400	Complete
Cullman, AL	Termination property; redevelop existing store for Bargain Hunt, Tractor Supply and Planet Fitness	99,000	Complete
Hagerstown, MD	Recapture and repurpose auto center space for BJ's Brewhouse, Verizon and additional retail (note: property sold in Q2 2018)	15,400	Complete
Jefferson City, MO	Termination property; redevelop existing store for Orscheln Farm and Home	96,000	Complete
Guaynabo, PR	Partial recapture; redevelop existing store for Planet Fitness, Capri and additional retail and restaurants	56,100	Complete
Ft. Wayne, IN	Site densification (project expansion); new outparcels for BJ's Brewhouse and Chick-Fil-A	12,000	Complete
Albany, NY	Recapture and repurpose auto center space for BJ's Brewhouse, Ethan Allen and additional small shop retail	28,000	Substantially complete
Kearney, NE	Termination property; redevelop existing store for Marshall's, PetSmart, Ross Dress for Less and Five Below	92,500	Substantially complete
Florissant, MO	Site densification; new outparcel for Chick-Fil-A	5,000	Delivered to tenant
Dayton, OH	Recapture and repurpose auto center space for Outback Steakhouse and additional restaurants	14,100	Underway	Q4 2018
Westwood, TX	Termination property; site has been leased to Sonic Automotive and will be repurposed as an auto dealership	213,600	Underway	Q4 2018
New Iberia, LA	Termination property; redevelop existing store for Rouses Supermarkets, Hobby Lobby and small shop retail	93,100	Underway	Q1 2019
North Little Rock, AR	Recapture and repurpose auto center space for LongHorn Steakhouse and additional small shop retail	17,300	Underway	Q2 2019
St. Clair Shores, MI	100% recapture; demolish existing store and develop site for new Kroger grocery store	107,200	Underway	Q2 2019
Hopkinsville, KY	Termination property; redevelop existing store for Bargain Hunt, Farmer's Furniture, Harbor Freight Tools and small shop retail	87,900	Underway	Q2 2019
Mt. Pleasant, PA	Termination property; redevelop existing store for Aldi, Big Lots and additional retail	86,300	Underway	Q3 2019
Oklahoma City, OK	Site densification; new fitness center for Vasa Fitness	59,500	Underway	Q3 2019
Gainesville, FL	Termination property; repurpose existing store as office space for Florida Clinical Practice Association / University of Florida College of Medicine	139,100	Q4 2018	Q4 2019
Layton, UT	Termination property; a portion of the space has been leased to Extra Space Storage and will be repurposed as self storage; existing tenants include Vasa Fitness and small shop retail	172,100	Q1 2019	Q2 2019
Hampton, VA	Site densification; new outparcel for Chick-fil-A	2,200	Q1 2019	Q3 2019
Hialeah, FL	Recapture and repurpose auto center space for restaurants and small shop retail	14,000	Q2 2019	Q1 2020

Total Project Costs $10 - $20 Million
		Total	Estimated	Estimated
		Project	Construction	Substantial
Property	Description	Square Feet	Start	Completion
Braintree, MA	100% recapture; redevelop existing store for Nordstrom Rack, Saks OFF 5th and additional retail	90,000	Complete
Honolulu, HI	100% recapture; redevelop existing store for Longs Drugs (CVS), PetSmart and Ross Dress for Less	79,000	Complete
Anderson, SC	100% recapture (project expansion); redevelop existing store for Burlington Stores, Gold's Gym, Sportsman's Warehouse, additional retail and restaurants	111,300	Complete
Madison, WI	Partial recapture; redevelop existing store for Dave & Busters, Total Wine & More, additional retail and restaurants	75,300	Substantially complete
Orlando, FL	100% recapture; demolish and construct new buildings for Floor & Décor, Orchard Supply Hardware, LongHorn Steakhouse, Mission BBQ, Olive Garden and additional small shop retail and restaurants	139,200	Substantially complete
Paducah, KY	Termination property; redevelop existing store for Burlington Stores, Ross Dress for Less and additional retail	102,300	Substantially complete
Springfield, IL	Termination property; redevelop existing store for Burlington Stores, Binny's Beverage Depot, Marshall's, Orangetheory Fitness, Outback Steakhouse, CoreLife Eatery and additional small shop retail	133,400	Substantially complete
Thornton, CO	Termination property; redevelop existing store for Vasa Fitness and additional junior anchors	191,600	Substantially complete
Salem, NH	Densify site with new theatre for Cinemark and recapture and repurpose auto center for restaurant space to join existing tenant Dick's Sporting Goods	71,200	Delivered to tenants
Cockeysville, MD	Partial recapture; redevelop existing store for HomeGoods, Michael's Stores, additional junior anchors and restaurants	83,500	Delivered to tenants
Fairfax, VA	Partial recapture; redevelop existing store and attached auto center for Dave & Busters, additional junior anchors and restaurants	110,300	Underway	Q4 2018
North Hollywood, CA	Partial recapture; redevelop existing store for Burlington Stores and Ross Dress for Less	79,800	Underway	Q1 2019
North Miami, FL	100% recapture; redevelop existing store for Blink Fitness, Burlington Stores, Michael's and Ross Dress for Less	124,300	Underway	Q4 2018
Temecula, CA	Partial recapture; redevelop existing store and detached auto center for Round One, small shop retail and restaurants	65,100	Underway	Q4 2018
Warwick, RI	Termination property (project expansion); redevelop existing store and detached auto center for At Home, BJ's Brewhouse, Raymour & Flanigan, additional retail and restaurants	190,700	Underway	Q4 2018
Hialeah, FL	100% recapture; redevelop existing store for Bed, Bath & Beyond, Ross Dress for Less and dd's Discounts to join current tenant, Aldi	88,400	Underway	Q4 2018
Canton, OH	Partial recapture; redevelop existing store for Dave & Busters and restaurants	83,900	Underway	Q2 2019
North Riverside, IL	Partial recapture; redevelop existing store and detached auto center for Blink Fitness, Round One, additional junior anchors, small shop retail and restaurants	103,900	Underway	Q2 2019
Olean, NY	Termination property (project expansion); redevelop existing store for Marshall's, Ollie's Bargain Basement and additional retail	125,700	Underway	Q2 2019
West Jordan, UT	Termination property (project expansion); redevelop existing store and attached auto center for At Home, Burlington Stores and additional retail	190,300	Underway	Q2 2019
Las Vegas, NV	Partial recapture; redevelop existing store for Round One and additional retail	78,800	Underway	Q3 2019
Roseville, MI	Termination property (project expansion); redevelop existing store for At Home, Hobby Lobby, Chick-fil-A and additional retail	369,800	Underway	Q3 2019
Yorktown Heights, NY	Partial recapture; redevelop existing store for 24 Hour Fitness and additional retail	85,200	Underway	Q4 2019
Charleston, SC	100% recapture (project expansion); redevelop existing store and detached auto center for Burlington Stores and additional retail	126,700	Underway	Q4 2019
Chicago, IL (Kedzie)	Termination property; redevelop existing store for Ross Dress for Less, dd's Discounts, Blink Fitness and additional retail	123,300	Q4 2018	Q4 2019
El Paso, TX	Termination property; redevelop existing store for Ross Dress for Less, dd's Discounts and additional retail	114,700	Q4 2018	Q4 2019
Santa Cruz, CA	Partial recapture; redevelop existing store for TJ Maxx, HomeGoods and additional junior anchors	62,200	Q4 2018	Q4 2019
Warrenton, VA	Termination property; redevelop existing store for Homegoods and additional retail	97,300	Q1 2019	Q3 2019
Pensacola, FL	Termination property; redevelop existing store for BJ's Wholesale, Lucky's Market and restaurants	134,700	Q1 2019	Q1 2020
Vancouver, WA	Partial recapture; redevelop existing store for Round One and additional retail and restaurants	72,400	Q1 2019	Q2 2020
Saugus, MA	Partial recapture; redevelop existing store and detached auto center (note: temporarily postponed while the Company identifies a new lead tenant)	99,000	To be determined

Total Project Costs over $20 Million
		Total	Estimated	Estimated
		Project	Construction	Substantial
Property	Description	Square Feet	Start	Completion
Memphis, TN	100% recapture; demolish and construct new buildings for LA Fitness, Nordstrom Rack, Ulta Beauty, Hopdoddy Burger Bar and additional junior anchors, restaurants and small shop retail	135,200	Complete
St. Petersburg, FL	100% recapture; demolish and construct new buildings for Dick's Sporting Goods, Lucky's Market, PetSmart, Five Below, Chili's Grill & Bar, Pollo Tropical, LongHorn Steakhouse, Verizon and additional small shop retail and restaurants	142,400	Complete
West Hartford, CT	100% recapture; redevelop existing store and detached auto center for buybuyBaby, Cost Plus World Market, REI, Saks OFF Fifth, other junior anchors, Shake Shack and additional small shop retail (note: contributed to West Hartford JV in Q2 2018)	147,600	Substantially complete
Wayne, NJ	Partial recapture (project expansion); redevelop existing store and detached auto center for Cinemark, Dave & Busters and additional junior anchors and restaurants (note: contributed to GGP II JV in Q3 2017)	156,700	Delivered to tenant
Carson, CA	100% recapture (project expansion); redevelop existing store for Burlington Stores, Ross Dress for Less, Gold's Gym and additional retail	163,800	Underway	Q1 2019
Watchung, NJ	100% recapture; demolish full-line store and detached auto center and construct new buildings for Cinemark, HomeSense, Sierra Trading Post, Ulta Beauty, Chick-fil-A, small shop retail and additional restaurants	126,700	Underway	Q2 2019
Austin, TX	100% recapture (project expansion); redevelop existing store for AMC Theatres, additional junior anchors and restaurants	177,400	Underway	Q3 2019
El Cajon, CA	100% recapture; redevelop existing store and auto center for Ashley Furniture, Bob's Discount Furniture, Burlington Stores and additional retail and restaurants; a portion of the space has been leased to Extra Space Storage and will be repurposed as self storage	242,700	Underway	Q3 2019
Anchorage, AK	100% recapture; redevelop existing store for Guitar Center, Safeway, Planet Fitness and additional retail to join current tenant, Nordstrom Rack	142,500	Underway	Q4 2019
Aventura, FL	100% recapture; demolish existing store and construct new, multi-level open air retail destination featuring a leading collection of experiential shopping, dining and entertainment concepts alongside a treelined esplanade and activated plazas	216,600	Underway	Q4 2019
East Northport, NY	Termination property; redevelop existing store and attached auto center for AMC Theatres, 24 Hour Fitness, Floor & Decor and small shop retail	179,700	Underway	Q4 2019
Greendale, WI	Termination property; redevelop existing store and attached auto center for Dick's Sporting Goods, Golf Galaxy, Round One, TJ Maxx, additional retail and restaurants	223,800	Underway	Q4 2019
Reno, NV	100% recapture; redevelop existing store and auto center for Round One and additional retail	169,800	Underway	Q4 2019
San Diego, CA	100% recapture; redevelop existing store into two highly-visible, multi-level buildings with exterior facing retail space leased to Equinox Fitness and a premier mix of experiential shopping, dining, and entertainment concepts (note: contributed to UTC JV in Q2 2018)	206,000	Underway	Q4 2019
Santa Monica, CA	100% recapture; redevelop existing building into premier, mixed-use asset featuring unique, small-shop retail and creative office space (note: contributed to Mark 302 JV in Q1 2018)	96,500	Underway	Q4 2019
Tucson, AZ	100% recapture; redevelop existing store and auto center for Round One and additional retail	224,300	Underway	Q4 2019
Fairfield, CA	100% recapture (project expansion); redevelop existing store and auto center for Dave & Busters, AAA Auto Repair Center and additional retail	146,500	Underway	Q1 2020
Roseville, CA	Termination property (project expansion): redevelop existing store and auto center for Cinemark, Round One, AAA Auto Repair Center, additional retail and restaurants	147,400	Underway	Q2 2020
Plantation, FL	100% recapture (project expansion); redevelop existing store and auto center for GameTime, Powerhouse Gym, additional retail and restaurants	184,400	Q4 2018	Q1 2020
San Antonio, TX	Termination property (project expansion); redevelop existing store for Bed Bath & Beyond, buybuyBaby, additional retail and fitness to complement repurposed auto center occupied by Orvis, Jared's Jeweler and Shake Shack	215,900	Q4 2018	Q2 2020
Asheville, NC	100% recapture; redevelop existing store and auto center for Alamo Drafthouse, restaurants and small shop retail	110,600	Q1 2019	Q3 2020

Balance Sheet and Liquidity

As of September 30, 2018, the Company’s total market capitalization was approximately $4.2 billion.  Total market capitalization is calculated as the sum of total debt and the market value of the Company's outstanding shares of common stock, assuming conversion of operating partnership units.  Total debt to total market capitalization was 37.6% and net debt to Company EBITDA was 9.5x.

As of September 30, 2018, the Company had nearly $1.0 billion of liquidity, including $581.6 million of cash on the balance sheet and the $400 million incremental funding facility described below.

New Term Loan Facility

On July 31, 2018, the Company entered into a $2.0 billion term loan facility (the “Term Loan Facility”) with Berkshire Hathaway Life Insurance Company of Nebraska.

The Term Loan Facility, which matures on July 31, 2023, provided for an initial funding of $1.6 billion at closing (the “Initial Funding”) and includes a committed $400 million incremental funding facility (the “Incremental Funding Facility”).  Funded amounts under the Term Loan Facility bear interest at a fixed annual rate of 7.00%, while amounts available under the Incremental Funding Facility will be subject to a 1.00% annual fee until drawn.

The Company used a portion of the proceeds from the Initial Funding to fully repay its outstanding mortgage loan and unsecured term loan.  The Company expects the remaining proceeds from the Initial Funding, as well as borrowings under the Incremental Funding Facility, will be used to fund the Company’s redevelopment pipeline and to pay operating expenses of the Company and its subsidiaries.

Dividends

The Company expects annual common dividends to adhere to REIT requirements with respect to taxable income which includes both ordinary income and capital gains from the sale of real estate.  To the extent estimated taxable income falls meaningfully below current distribution levels, the Board of Trustees may consider adjustments to common stock dividend amounts.  Any reduction of the common dividend would be made to allow the Company to reinvest the capital retained into future redevelopment projects at accretive returns.

On October 23, 2018, the Company’s Board of Trustees declared a third quarter common stock dividend of $0.25 per each Class A and Class C common share.  The common dividend will be paid on January 10, 2019 to shareholders of record on December 31, 2018.  Holders of units in Seritage Growth Properties, L.P. (the “Operating Partnership”) are entitled to an equal distribution per each Operating Partnership unit held as of December 31, 2018.  On October 23, 2018, the Company’s Board of Trustees also declared a preferred stock dividend of $0.4375 per each Series A Preferred Share.  The preferred dividend will be paid on January 14, 2019 to holders of record on December 31, 2018.

On July 24, 2018, the Company’s Board of Trustees declared a second quarter common stock dividend of $0.25 per each Class A and Class C common share.  The common dividend was paid on October 11, 2018 to shareholders of record on September 28, 2018.  Holders of units in the Operating Partnership were entitled to an equal distribution per each Operating Partnership unit held as of September 28, 2018.  On July 24, 2018, the Company’s Board of Trustees also declared a preferred stock dividend of $0.4375 per each Series A Preferred Share.  The preferred dividend was paid on October 15, 2018 to holders of record on September 28, 2018.

Supplemental Report

A Supplemental Report will be available in the Investors section of the Company’s website, www.seritage.com.

Non-GAAP Financial Measures

The Company makes reference to NOI, Total NOI, EBITDAre, Company EBITDA, FFO and Company FFO which are financial measures that include adjustments to accounting principles generally accepted in the United States (“GAAP”).

None of NOI, Total NOI, EBITDAre, Company EBITDA, FFO or Company FFO, are measures that (i) represent cash flow from operations as defined by GAAP; (ii) are indicative of cash available to fund all cash flow needs, including the ability to make distributions; (iii) are alternatives to cash flow as a measure of liquidity; or (iv) should be considered alternatives to net income (which is determined in accordance with GAAP) for purposes of evaluating the Company’s operating performance.  Reconciliations of these measures to the respective GAAP measures we deem most comparable have been provided in the tables accompanying this press release.

Net Operating Income ("NOI”), Total NOI and Annualized Total NOI

NOI is defined as income from property operations less property operating expenses.  The Company believes NOI provides useful information regarding Seritage, its financial condition, and results of operations because it reflects only those income and expense items that are incurred at the property level.

The Company also uses Total NOI, which includes its proportional share of unconsolidated properties.  This form of presentation offers insights into the financial performance and condition of the Company as a whole given the Company’s ownership of unconsolidated properties that are accounted for under GAAP using the equity method.  The Company also considers Total NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI variable items such as termination fee income, as well as non-cash items such as straight-line rent and amortization of lease intangibles.

Annualized Total NOI is an estimate, as of the end of the reporting period, of the annual Total NOI to be generated by the Company’s portfolio including all signed leases and modifications to the Company’s master lease with Sears Holdings with respect to recaptured space.   We calculate Annualized Total NOI by adding or subtracting current period adjustments for leases that commenced or expired during the period to Total NOI (as defined) for the period and annualizing, and then adding estimated annual Total NOI attributable to SNO leases and subtracting estimated annual Total NOI attributable to Sears Holdings’ space to be recaptured.

Annualized Total NOI is a forward-looking non-GAAP measure for which the Company does not believe it can provide reconciling information to a corresponding forward-looking GAAP measure without unreasonable effort.

Earnings before Interest Expense, Income Tax, Depreciation, and Amortization for Real Estate ("EBITDAre") and Company EBITDA

EBITDAre is calculated in accordance with the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of EBITDA.  EBITDAre is calculated as net income computed in accordance with GAAP, excluding interest expense, income tax expense, depreciation and amortization, gains (or losses) from property sales and impairment charges on depreciable real estate assets.  The Company believes EBITDAre provides useful information to investors regarding our results of operations because it removes the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization).  Management also believes the use of EBITDAre facilitates comparisons between us and other equity REITs and real property owners that are not REITs.

The Company makes certain adjustments to EBITDAre, which it refers to as Company EBITDA, to account for certain non-cash and non-comparable items, such as termination fee income, unrealized loss on interest rate cap, litigation charges, acquisition-related expenses and certain up-front-hiring and personnel costs that it does not believe are representative of ongoing operating results.

Funds from Operations ("FFO") and Company FFO

FFO is calculated in accordance with NAREIT which defines FFO as net income computed in accordance with GAAP, excluding gains (or losses) from property sales, real estate related depreciation and amortization, and impairment charges on depreciable real estate assets.  The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry.

The Company makes certain adjustments to FFO, which it refers to as Company FFO, to account for certain non-cash and non-comparable items, such as termination fee income, unrealized loss on interest rate cap, litigation charges, acquisition-related expenses, amortization of deferred financing costs and certain up-front-hiring and personnel costs, that it does not believe are representative of ongoing operating results.  The Company previously referred to this metric as Normalized FFO; the definition and calculation remain the same.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the company’s control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. Factors that could cause or contribute to such differences include, but are not limited to: our significant exposure to Sears Holdings and the effects of its recently announced bankruptcy filing; Sears Holdings’ termination and other rights under its master lease with us; competition in the real estate and retail industries; risks relating to our recapture and redevelopment activities; contingencies to the commencement of rent under leases; the terms of our indebtedness; restrictions with which we are required to comply in order to maintain REIT status and other legal requirements to which we are subject; and our relatively limited history as an operating company.  For additional discussion of these and other applicable risks, assumptions and uncertainties, see the “Risk Factors” and forward-looking statement disclosure contained in our filings with the Securities and Exchange Commission, including the risk factors relating to Sears Holdings.  While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially.  We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

About Seritage Growth Properties

Seritage Growth Properties is a publicly-traded, self-administered and self-managed REIT with 211 wholly-owned properties and 26 joint venture properties totaling approximately 37.5 million square feet of space across 48 states and Puerto Rico.  The Company was formed to unlock the underlying real estate value of a high-quality retail portfolio it acquired from Sears Holdings in July 2015.  Pursuant to a master lease, the Company has the right to recapture certain space from Sears Holdings for retenanting or redevelopment purposes.  The Company’s mission is to create and own revitalized shopping, dining, entertainment and mixed-use destinations that provide enriched experiences for consumers and local communities, and create long-term value for our shareholders.

Contact

Seritage Growth Properties

646-277-1268

IR@Seritage.com

Seritage Growth Properties

Consolidated Balance SheetS

(In thousands, except share and per share amounts)

(Unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Investment in real estate
Land	$700,725	$799,971
Buildings and improvements	883,042	829,168
Accumulated depreciation	(165,011)	(139,483)
	1,418,756	1,489,656
Construction in progress	263,696	224,904
Net investment in real estate	1,682,452	1,714,560
Real estate held for sale	15,144	—
Investment in unconsolidated joint ventures	399,878	282,990
Cash and cash equivalents	581,621	241,569
Restricted cash	—	175,665
Tenant and other receivables, net	45,214	30,787
Lease intangible assets, net	207,947	310,098
Prepaid expenses, deferred expenses and other assets, net	32,780	20,148
Total assets	$2,965,036	$2,775,817

LIABILITIES AND EQUITY
Liabilities
Term Loan Facility, net	$1,598,123	$—
Mortgage loans payable, net	—	1,202,314
Unsecured term loan, net	—	143,210
Accounts payable, accrued expenses and other liabilities	115,508	109,433
Total liabilities	1,713,631	1,454,957

Commitments and contingencies

Shareholders' Equity
Class A common shares $0.01 par value; 100,000,000 shares authorized; 35,667,521 and 32,415,734 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	357	324
Class B common shares $0.01 par value; 5,000,000 shares authorized; 1,322,365 and 1,328,866 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	13	13
Class C common shares $0.01 par value; 50,000,000 shares authorized; nil and 3,151,131 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	—	31
Series A preferred shares $0.01 par value; 10,000,000 shares authorized; 2,800,000 shares issued and outstanding as of September 30, 2018 and December 31, 2017; liquidation preference of $70,000	28	28
Additional paid-in capital	1,124,461	1,116,060
Accumulated deficit	(279,092)	(229,760)
Total shareholders' equity	845,767	886,696
Non-controlling interests	405,638	434,164
Total equity	1,251,405	1,320,860
Total liabilities and equity	$2,965,036	$2,775,817

Seritage Growth Properties

Consolidated Statements of OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
REVENUE
Rental income	$41,152	$48,167	$114,070	$139,526
Tenant reimbursements	15,326	15,881	44,541	47,813
Management and other fee income	115	—	1,029	—
Total revenue	56,593	64,048	159,640	187,339
EXPENSES
Property operating	6,348	4,311	20,122	13,985
Real estate taxes	12,199	11,335	32,797	35,707
Depreciation and amortization	49,830	61,059	134,048	170,293
General and administrative	8,338	5,272	24,808	16,639
Provision for doubtful accounts	87	68	257	119
Total expenses	76,802	82,045	212,032	236,743
Operating loss	(20,209)	(17,997)	(52,392)	(49,404)
Equity in loss of unconsolidated joint ventures	(2,266)	(3,686)	(7,006)	(4,226)
Interest and other income	1,162	352	2,298	472
Interest expense	(30,723)	(18,049)	(65,004)	(53,072)
Change in fair value of interest rate cap	(16)	(91)	(23)	(686)
Loss before income taxes	(52,052)	(39,471)	(122,127)	(106,916)
Provision for income taxes	(93)	—	(437)	(266)
Loss before gain on sale of real estate	(52,145)	(39,471)	(122,564)	(107,182)
Gain on sale of real estate	17,401	13,018	93,419	13,018
Gain on sale of interests in unconsolidated joint ventures	—	43,729	—	43,729
Net (loss) income	(34,744)	17,276	(29,145)	(50,435)
Net loss (income) attributable to non-controlling interests	12,528	(6,762)	10,486	19,892
Net (loss) income attributable to Seritage	$(22,216)	$10,514	$(18,659)	$(30,543)
Preferred dividends	(1,225)	—	(3,678)	—
Net (loss) income attributable to Seritage common shareholders	$(23,441)	$10,514	$(22,337)	$(30,543)

Net (loss) income per share attributable to Seritage Class A and Class C common shareholders - Basic	$(0.66)	$0.31	$(0.63)	$(0.91)
Net (loss) income per share attributable to Seritage Class A and Class C common shareholders - Diluted	$(0.66)	$0.31	$(0.63)	$(0.91)
Weighted average Class A and Class C common shares outstanding - Basic	35,598	33,774	35,535	33,685
Weighted average Class A and Class C common shares outstanding - Diluted	35,598	33,841	35,535	33,685

Reconciliation of Net Loss to NOI and Total NOI (in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
NOI and Total NOI	2018	2017	2018	2017
Net (loss) income	$(34,744)	$17,276	$(29,145)	$(50,435)
Termination fee income	(6,988)	(10,596)	(7,162)	(17,360)
Management and other fee income	(115)	—	(1,029)	—
Depreciation and amortization	49,830	61,059	134,048	170,293
General and administrative expenses	8,338	5,272	24,808	16,639
Equity in loss of unconsolidated joint ventures	2,266	3,686	7,006	4,226
Gain on sale of interests in unconsolidated joint ventures	—	(43,729)	—	(43,729)
Gain on sale of real estate	(17,401)	(13,018)	(93,419)	(13,018)
Interest and other income	(1,162)	(352)	(2,298)	(472)
Interest expense	30,723	18,049	65,004	53,072
Change in fair value of interest rate cap	16	91	23	686
Provision for income taxes	93	—	437	266
NOI	$30,856	$37,738	$98,273	$120,168
NOI of unconsolidated joint ventures	4,337	4,830	14,102	18,328
Straight-line rent adjustment (1)	885	1,230	(2,289)	(2,396)
Above/below market rental income/expense (1)	(365)	(212)	(1,034)	(902)
Total NOI	$35,713	$43,586	$109,052	$135,198

(1)	Includes adjustments for unconsolidated joint ventures.

Computation of Annualized Total NOI (in thousands)

	As of September 30,
Annualized Total NOI	2018	2017
Total NOI (per above)	$35,713	$43,586
Period adjustments (1)	(10)	(1,292)
Adjusted Total NOI	35,703	42,294
Annualize	x 4	x 4
Adjusted Total NOI annualized	142,812	169,176
Plus: estimated annual Total NOI from SNO leases	73,129	52,868
Less: estimated annual Total NOI from associated space to be recaptured from Sears	(6,228)	(4,402)
Annualized Total NOI	$209,713	$217,642

(1)	Includes adjustments to account for leases not in place for the full period.

Reconciliation of Net Loss to EBITDAre and Company EBITDA (in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
EBITDAre and Company EBITDA	2018	2017	2018	2017
Net (loss) income	$(34,744)	$17,276	$(29,145)	$(50,435)
Interest expense	30,723	18,049	65,004	53,072
Provision for income and other taxes	93	—	437	266
Depreciation and amortization	49,830	61,059	134,048	170,293
Depreciation and amortization (unconsolidated joint ventures)	3,671	4,755	10,980	18,583
Gain on sale of interests in unconsolidated joint ventures	—	(43,729)	—	(43,729)
Gain on sale of real estate	(17,401)	(13,018)	(93,419)	(13,018)
EBITDAre	$32,172	$44,392	$87,905	$135,032
Termination fee income	(6,988)	(10,596)	(7,162)	(17,360)
Change in fair value of interest rate cap	16	91	23	686
Company EBITDA	$25,200	$33,887	$80,766	$118,358

Reconciliation of Net Loss to FFO and Company FFO (in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
FFO and Company FFO	2018	2017	2018	2017
Net (loss) income	$(34,744)	$17,276	$(29,145)	$(50,435)
Real estate depreciation and amortization (consolidated properties)	49,266	60,483	132,364	169,158
Real estate depreciation and amortization (unconsolidated joint ventures)	3,671	4,755	10,980	18,583
Gain on sale of interests in unconsolidated joint ventures	—	(43,729)	—	(43,729)
Gain on sale of real estate	(17,401)	(13,018)	(93,419)	(13,018)
Dividends on preferred shares	(1,225)	—	(3,678)	—
FFO attributable to common shareholders and unitholders	$(433)	$25,767	$17,102	$80,559
Termination fee income	(6,988)	(10,596)	(7,162)	(17,360)
Change in fair value of interest rate cap	16	91	23	686
Amortization of deferred financing costs	6,631	2,329	10,221	6,390
Company FFO attributable to common shareholders and unitholders	$(774)	$17,591	$20,184	$70,275

FFO per diluted common share and unit	$(0.01)	$0.46	$0.31	$1.45
Company FFO per diluted common share and unit	$(0.01)	$0.32	$0.36	$1.26

Weighted Average Common Shares and Units Outstanding
Weighted average common shares outstanding	35,598	33,841	35,535	33,685
Weighted average OP units outstanding	20,119	21,832	20,165	21,916
Weighted average common shares and units outstanding	55,717	55,673	55,700	55,601